Exhibit 10.3
July 13, 2005



David Sankaran
125 Meadow Lane
Orinda, CA 94563

Dear David:

Pursuant to discussions with you over the past few weeks, the following will outline the revised terms and conditions associated with your revised relocation package. These terms supercede the applicable relocation terms and conditions associated with our employment offer to you dated 12/16/04, and represent the company's sole obligation to you in connection with your relocation to San Diego.

Proposed New Relocation Terms:

Accelrys Inc. will pay a total of $100,000, to be used for reasonable and customary expenses associated with your relocation to the San Diego. This amount is in lieu of any other amounts due to you in connection with your relocation and may be used by you to cover relocation expenses of your choosing and, in some instances, may be directly reimbursed by the company on your behalf. The above payment is conditioned upon the following: 1) your relocation to San Diego no later than August 31, 2005, and maintaining your primary residence in San Diego for the duration of your employment thereafter.; 2) your purchase of a home in the San Diego area or execution of a minimum of a 1 year lease on a residential rental property in the San Diego area to be used as your primary residence; and 3) the relocation of your spouse or spousal equivalent to San Diego no later than August 31, 2005. If these conditions are not fully satisfied by August 31, 2005, no amounts will be owed by the Company in connection with your relocation.

Please note that should you voluntarily terminate your employment with the company prior to two years from the date of your relocation to San Diego, as defined by final payment of relocation related monies to you, you agree to repay to the company all monies paid to you or on your behalf in conjunction with your relocation on or before your last day of employment.

Accelrys Inc.

By: /s/ Judy Ohrn Hicks
-------------------------------
Judith Ohrn Hicks
Vice President, Human Resources

Agreed and Accepted by:


David Sankaran


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